                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      Columbia Financial of Kentucky, Inc.
              ----------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                      Columbia Financial of Kentucky, Inc.
               ---------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined)

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

A letter in the following form was mailed on October 2, 2001, to the shareholders, other than street name holders, of Columbia Financial of Kentucky, Inc.




                      Columbia Financial of Kentucky, Inc.
                  2497 Dixie Highway o Ft. Mitchell, Ky. 41017




                                             October 1, 2001


Dear Shareholder:

         On or about September 28, 2001, you were sent a Notice of Special Meeting of Shareholders, a joint prospectus/proxy statement and a proxy card for a special meeting of shareholders of Columbia Financial of Kentucky, Inc., to be held on October 31, 2001. The joint prospectus/proxy statement indicated that it was accompanied by Columbia Financial's Annual Report on Form 10-K for the year ended September 30, 2000, and Columbia Financial's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001. The reports on Form 10-K and Form 10-Q were inadvertently omitted from the mailing.

         Enclosed is a copy of each of those reports. We are sorry for any confusion or inconvenience!

                                             Sincerely,

                                             /s/ Robert V. Lynch

                                             Robert V. Lynch
                                             President